UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2026
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2026, the Board of Directors of Southern California Gas Company (“SoCalGas”) appointed Rodger R. Schwecke as president for SoCalGas on an interim basis, effective April 18, 2026. Mr. Schwecke, currently chief operating officer for SoCalGas, will retain this role alongside the president position until his previously reported retirement, which will be effective October 1, 2026. Mr. Schwecke, 65, has held a variety of senior management roles at SoCalGas during his more than 44 years of service with the Sempra family of companies, including most recently chief operating officer since March 2025 and senior vice president and chief infrastructure officer from November 2020 to March 2025. In connection with the above, Mr. Schwecke will receive a cash lump sum payment of $150,000 payable on September 30, 2026, contingent on Mr. Schwecke’s continued employment with SoCalGas through that date.
On April 6, 2026, Maryam S. Brown provided notice that she will resign as chief executive officer and president for SoCalGas and as a member of its Board of Directors and all committees thereof, effective April 17, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: April 8, 2026	By: /s/ Valerie A. Bille
Valerie A. Bille Senior Vice President and Chief Financial Officer